Confidential information indicated by [*] is information omitted pursuant to application for confidential treatment and is filed separately with the Commission.



                                                                   EXHIBIT 10.87


                                Focus Soft, Inc.
                        MASTER SOFTWARE LICENSE (#F-122)

This Master Software License Agreement (this "Agreement") is made as of the last date written below, by and between FocusSoft Inc., a corporation having a principal place of business at 304 Whittington Parkway Louisville, Kentucky 40222, USA ("FocusSoft") and Medicis, a corporation having a place of business at 4343 East Camelback Rd, Phoenix, AZ 85018 ("CUSTOMER").

                          GENERAL TERMS AND CONDITIONS

1. LICENSE GRANTED.

Subject to all of the limitations and conditions contained in this Agreement, FocusSoft hereby grants to CUSTOMER a non-transferable and non-exclusive license to (i) use the software system(s) (the "Software System(s)") described in the schedule(s) attached hereto (the "Software Schedule(s)") and any corrections, enhancements, updates and new versions provided by FocusSoft to CUSTOMER under this Agreement, within North America, in the ordinary business activities of CUSTOMER for its internal operations only, on the production computers specified in the Software Schedule(s) at the locations specified in the Software Schedule(s), and (ii) use the system documentation provided by Focus Soft to CUSTOMER in connection with CUSTOMER's permitted use of the Software System(s). This license does not include the right to use the Software System(s) or the system documentation to process the data of any third parties, whether any such third parties are related to CUSTOMER or not.

2. TERM.

This Agreement shall remain in effect until terminated pursuant to the provisions of this Agreement.

3. PAYMENT.

For each Software System, CUSTOMER shall pay FocusSoft or its agent or designee, license and service fees in accordance with the payment terms specified in the Software Schedule(s). CUSTOMER shall pay FocusSoft, within thirty (30) days of billing by FocusSoft, all charges for travel and out-of-pocket expenses incurred by FocusSoft, in connection with training, maintenance, implementation and support for the Software Systems(s) and, if CUSTOMER elects to continue maintenance for the Software Systems(s), for ongoing maintenance fees.

4. TAXES.

CUSTOMER shall pay all taxes or duties, fees and governmental charges, however designated, (including personal property taxes, sales taxes, use taxes and customs duties), but not including any income or corporate excise taxes accessed against Focus Soft, arising from, or based upon, the Software System(s) licensed hereunder, the license fee for the Software System(s), other amounts payable under this Agreement, any services provided under this Agreement or the operation and use of the Software Systems(s).

5. DELIVERY.

Within thirty (30) days after the date of this Agreement, or such later date specified in a Software Schedule, FocusSoft will deliver to CUSTOMER the Software System(s) and all related documentation.

6. MODIFICATIONS.

CUSTOMER may modify the Software Systems(s) only in order to adapt the Software Systems(s) for CUSTOMER's permitted use hereunder, provided, however, FocusSoft maintenance and support and warranty obligations set forth in Paragraphs 10 and 11 shall apply only to the unmodified Software System(s) and to corrections, enhancements, updates and new versions provided by FocusSoft relating thereto. If modifications are made by CUSTOMER that result in Focus Soft being relieved of its obligation to provide maintenance and support services, Focus Soft shall not be required to reimburse CUSTOMER for any prepaid maintenance and support.

7. WARRANTY OF TITLE.

FocusSoft represents and warrants that it is the lawful owner or licensee of the Software System(s) and has full legal power and authority to license the Software Systems(s) to CUSTOMER as provided in this Agreement.

8. OWNERSHIP, NON-DISCLOSURE AND COPIES.

(a) CUSTOMER acknowledges that the Software System(s); all source code, object code and algorithms relating thereto; all user interface screens generated by the Software System(s); all updates, upgrades modifications and enhancements thereto, provided by FocusSoft, client or third party, any copies of the foregoing, in whole or in part; as well as all copyright, patent, trade secret and other proprietary rights therein, are and shall remain the sole and exclusive confidential property of FocusSoft or Focus Soft licensor. CUSTOMER AGREES THAT IT WILL NOT DISCLOSE OR OTHERWISE MAKE AVAILABLE TO THIRD PARTIES THE SOFTWARE SYSTEMS(S) EXCEPT WHEN SUCH DISCLOSURE IS NECESSARY TO THE CUSTOMER's PERMITTED USE HEREUNDER OF THE SOFTWARE SYSTEMS(S) AND SUCH THIRD PARTY AGREES TO BE BOUND BY THE TERMS CONTAINED IN THIS PARAGRAPH 8. CUSTOMER shall hold as FocusSoft confidential property, and shall further safeguard against disclosure, all copies of the Software System(s) and all other information furnished by FocusSoft to CUSTOMER in connection with the Software System(s), including, but not limited to, all source and object code, all system documentation relating to the Software System(s), and the terms and conditions of this Agreement, in the same manner as it safeguards its own confidential property against disclosure, provided that such safeguards are at least equal to industry standards, and shall take such steps as are reasonably necessary to ensure that the provisions of this Agreement relating to confidentiality and non-disclosure are not violated by any employee, agent or other representative of CUSTOMER. CUSTOMER shall not decompile, disassemble, or reverse engineer any portion of the Software System(s). CUSTOMER shall indemnify and save FocusSoft harmless from any and all damages arising out of or in connection with a breach of this Paragraph 8, including but not limited to the legal fees and disbursements of FocusSoft incurred in connection with any breach or threatened breach of the Paragraph 8. CUSTOMER agrees that if it learns of any breach of the non-disclosure provisions contained herein, it shall, within ten (10) business days of learning of any such breach, notify FocusSoft in writing of the breach, specifying fully the nature and manner of the breach. CUSTOMER further agrees to cooperate fully with FocusSoft in any investigations and legal actions relating to such breach, including legal actions for injunctive or other equitable relief, that FocusSoft may take in order to eliminate and cure the breach.

(b) CUSTOMER may not copy the Software Systems(s) without the prior written permission of FocusSoft except (i) to make a copy of any program which is required as an essential step in its utilization or (ii) to make an archival or back-up copy of the Software System(s) and related documentation. CUSTOMER may copy the system documentation provided by FocusSoft to CUSTOMER in connection with CUSTOMER's permitted use of the Software System(s). CUSTOMER shall not alter or remove any FocusSoft or other copyright notice from the Software System(s), the system documentation or any permitted copied thereof.

(c) The Source Code Escrow Package may be released from escrow to CUSTOMER, upon the occurrence of one or more of the following "Escrow Release Events", defined as (i) if LICENSOR becomes insolvent or admits insolvency or admits a general inability to pay its debts as they become due; (ii) if LICENSOR files a petition for protection under the Bankruptcy Code of the United States, or an involuntary petition in bankruptcy is filed against LICENSOR and is not dismissed with sixty
(60) days thereafter. The current Source Code Escrow holder is Howard S. Strum, Attorney. Any change in holder of the account will be forwarded to CUSTOMER.

9. USE/CHANGE OF LOCATION.

CUSTOMER may redesignate the location of the production computers on which the Software System(s) may be used by giving advance written notice to FocusSoft stating the reason(s) for the proposed change of location. The Software Systems(s) may also be used on a back-up computer located at the designated location if the designated computer is inoperative because of (i) a malfunction,
(ii) the performance of preventive maintenance or (iii) engineering changes to the designated computer. Any such computer shall be located within North America.

10. MAINTENANCE AND SUPPORT.

An initial period of maintenance for the Software Systems(s) as provided in the Software Schedule(s) is included in the license fee.

11. WARRANTY.

(a) FocusSoft warrants that, as long as CUSTOMER is on active maintenance for the Software System(s), the Software System(s) will operate in substantial conformity with the Functional Documentation supplied by FocusSoft within the Software System(s) when used in strict compliance therewith. ("Functional Documentation" is the "help text" and/or the "how to" text provided within the Software System(s).) This warranty is contingent upon (a) CUSTOMER's installation of all corrections, enhancements, updates and new versions provided by FocusSoft to CUSTOMER under this Agreement and (b) the absence of damage or abuse to the Software System(s). Notwithstanding the foregoing, CUSTOMER acknowledges that since the Software System(s) is complex and, therefore, may have defects, CUSTOMER's sole and exclusive remedy for any such defects shall be as follows: If the Software System(s) fails to perform as warranted, FocusSoft shall, within a reasonable period of time, provide all reasonable programming services to correct programming errors in the Software System(s) or, at its option, replace the Software System(s).

(b) FOCUSSOFT MAKES NO OTHER WARRANTY, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE SOFTWARE SYSTEM(S), ITS (THEIR) MERCHANTABILITY OR ITS (THEIR) FITNESS FOR ANY PARTICULAR PURPOSE. FOCUSSOFT SHALL NOT BE LIABLE IN ANY EVENT FOR LOSS OF PROFITS, BUSINESS, USE OR DATA NOR FOR INTERRUPTION OF BUSINESS NOR FOR ANY OTHER DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFECT IN THE SOFTWARE SYSTEM(S) OR FROM ITS (THEIR) USE. THE LIMITATIONS ON FOCUSSOFT LIABILITY STATED HEREIN SHALL NOT BE WAIVED OR ALTERED ON ACCOUNT OF FOCUSSOFT PROVIDING OR RENDERING OF TECHNICAL, PROGRAMMING OR OTHER ADVICE OR SERVICE IN CONNECTION WITH THE SOFTWARE SYSTEM(S). SHOULD ANY OF THE FOREGOING DISCLAIMERS BE HELD INVALID, IN WHOLE OR IN PART, FOR ANY REASON, IN NO EVENT SHALL FOCUSSOFT BE LIABLE FOR DAMAGES IN EXCESS OF THE LICENSE FEE(S) ACTUALLY PAID BY CUSTOMER TO FOCUSSOFT.

12.  TRANSFER.

CUSTOMER shall not, voluntarily, sublicense, sell, assign, give or otherwise transfer the license granted hereunder, or any copies of the Software System(s) or any other information furnished by FocusSoft to CUSTOMER, to any person or entity or permit any person or entity other than CUSTOMER to use the Software System(s).

13. TERMINATION

(a) FocusSoft may terminate this Agreement and the license to use the Software System(s) granted hereunder by giving written notice to CUSTOMER if CUSTOMER (i) fails to pay any amount due hereunder within thirty (30) days of the date such amount is due, (ii) breaches any of its obligations under Paragraphs 8 or 12;
(iii) fails to perform any other material obligation hereunder if such failure has not been cured within thirty (30) days after FocusSoft has given CUSTOMER notice of such failure; or (iv) causes or permits the winding up or liquidation of its affairs, voluntarily, or by order of a court adjudging CUSTOMER bankrupt or insolvent or approving as properly filed a petition seeking reorganization of CUSTOMER.

(b) Upon any termination of this Agreement, CUSTOMER shall cease to use the Software System(s) and shall return to FocusSoft the Software System(s) and all copies thereof and all proprietary and confidential property of FocusSoft, including, without limitation, all source code, object code and system documentation. CUSTOMER shall expunge all copies of the source code or object code from its designated single production computer or any other computer containing such codes and shall provide a certificate of an officer of CUSTOMER stating respect to CUSTOMER's failure to comply with the provisions of this Agreement. CUSTOMER agrees that Paragraphs 4, 8, 11, 12, 13 and 15 of this Agreement shall survive any termination of this Agreement and shall remain in full force and effect.

14. ARBITRATION

Any dispute relating to the interpretation or performance of this Agreement shall be resolved through binding arbitration conducted in Louisville, Kentucky, in accordance with the then-existing rules of the American Arbitration Association in Accordance with Kentucky law, and judgment upon any arbitration award may be entered by the state or federal court of appropriate jurisdiction.

15. GENERAL.

This Agreement, which shall include all schedules and addenda attached hereto, may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Kentucky. This Agreement sets forth the entire understanding between the parties, is binding upon and inures to the benefit of the parties hereto and their respective successors and may be amended only by a written instrument executed by both an officer of FocusSoft and by CUSTOMER. If two or more entities are named herein as CUSTOMER, their obligations shall be joint and several. This Agreement supersedes any and all prior and contemporaneous conversations, understandings and agreements between the parties, including any request for proposal or similar document and any responses thereto, all of which are of no further force and effect, and supersedes the terms of any and all purchase orders or invoices. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof. No claim or action, regardless of form, arising out of this Agreement may be brought by either party more than one
(1) year after the cause of action has arisen.

EACH PARTY HAS CAUSED THIS AGREEMENT TO BE EXECUTED BY ITS DULY AUTHORIZED OFFICIAL(S).

FocusSoft, Inc.                        Medicis Corporation

By: /s/ John V. Lococo                 By: /s/ Mark A. Prygocki Sr.
Name: John V. Lococo                   Name: Mark A. Prygocki Sr.
Title: President                       Title: Chief Financial Officer
Date: April 2, 1997                    Date: March 31, 1997

                                    MEDICIS
                                    -------

                               SOFTWARE PROPOSAL
                                 MARCH 31, 1997
                                   SCHEDULE A

                                                                CONFIDENTIAL
MILLENIA PROPOSAL
-----------------

MILLENIA SOFTWARE
-----------------
Customer Service, Purchasing, Inventory, Manufacturing, Scheduler II, Quality Control, Receiving, Shipping

Proposal for [*] users

FocusSoft Millenia software ([*] users)                             $[*]
    Additional users [*] are [*] each ([*] users) ([*] users [*])   $[*]
               users [*] are $[*] each ([*] users [*])              $[*]
Millenia Tool Kit (front end source code)                           $[*]
                                                                    --------
TOTAL FOR FOCUSSOFT MILLENIA SOFTWARE                               $[*]


([*] price for [*] users and Millenia Tool Kit is [*]. The [*] of [*] which provides [*] users at [*], is only valid if the Millenia Tool Kit is purchased and the Software License Agreement is signed by March 31st, 1997.)

MILLENIA SERVICES (ESTIMATE)
----------------------------
Millenia Training               [*] hours at $[*] hour              $[*]
Millenia Project Management     [*] hours at $[*] hour              $[*]
Millenia setup                  [*] hours at $[*] hour              $[*]
                                                                    --------
TOTAL FOCUSSOFT SERVICES (ESTIMATE)                                 $[*]

TOTAL FOR FOCUSSOFT SOLUTION (ESTIMATE)                             $150,500
---------------------------------------

OPTIONAL
--------
Source Code Escrow Package                                          $[*]

- [*] months period of maintenance on FocusSoft software commencing on the date of delivery of the software is included in the license fee. After the first [*] month period the current annual software maintenance price is [*] percent ([*]) of the software price.

- Price quote includes FocusSoft's standard interface between Millenia and Platinum SQL Server software. An updated interface from FocusSoft will be provided within [*] months of Platinum issuing a new release. The updated interface is included in the [*] maintenance fee.

- Price quote is valid under the condition that the Software License Agreement is signed by March 31, 1997.

- Travel expenses not included.

- Payment terms: [*] with Agreement, [*] net 30 days from Agreement, [*] by June 30, 1997.



                                                        [FocusSoft, Inc. Logo]



*[Confidential Information Extracted]